Investor Fact Sheet

KonaTel, Inc. (OTCQB: **KTEL**)

konatel

Company Overview

KonaTel, Inc. is a provider of hosted communications and mobile voice/data services to businesses and government subsidized Lifeline services to approved low income U.S. households. KonaTel has a diversified business with two operating segments, currently generating aggregate run-rate revenues of approximately $11 million. The Company has expanded gross margins from ~22% to ~45% in the last year through elimination of low margin services. The Company addresses a $10 billion market opportunity which is currently growing at 39%.

Income Statement Highlights

$ in millions	1Q 2019	1Q 2018	Δ	FY 2018	FY 2017	Δ
Revenues	$2.6	$2.4	+10.3%	$9.4	$11.5	-18.0%
Net Loss	$(0.3)	$(0.5)	+43.6%	$(1.2)	$(1.7)	+32.2%

Select Financials and Facts

OTCQB Ticker:	KTEL
Closing Price at 7/15/19:	$0.50
52-Week Range:	$0.15-$0.50
Shares O/S:	40.7
Market Cap (7/15/19):	$20.3M
Enterprise Value (7/15/19):	$21.0M
TTM Revenue:	$9.7M
Cash (12/31/18):	$0.05M
Fiscal Year-end:	12/31

Investment Highlights

- Apeiron's industry, Communications Platform as a Service (CPaaS), is a $10B market opportunity growing at 39%
- KonaTel's Lifeline business (Infiniti Mobile) holds one of 12 active FCC approved licenses and is currently authorized in 8 states with pending applications in 2 additional states
- Exceedingly ***low valuation*** vs. comps

CPaaS Market

- Market: $10 billion, 39% CAGR
- The "cloud computing" of the Telecom market
- Services include Natural Language Processing, Voice & SMS delivery via API (Uber uses these kinds of services to feed its app) and on-demand SIP trunk provisioning for modern PBXs

Lifeline Market

- 39M eligible households; only 10M served now.
- FCC limits participation (licenses), creating a defensible moat
- KTEL rolling out "Lifeline+", enabling consumers to acquire an upgraded handset and service plan for an incremental fee

Balance Sheet Highlights

$ in millions	3/31/19	12/31/18
Cash	$220K	$57K
Debt	$345K	$195K
Stockholders' equity	$2.7	$2.7
Current ratio	0.6:1	0.7:1
Working capital	$(697)K	$(501)K

Apeiron

Aperion created a flexible **software-defined** telecommunications and Internet Protocol (IP) service delivery platform

Voice & Messaging
- Voice origination & termination services
- SMS & MMS with messaging feature suite
- Feature Server & Programmable Voice API with Visual Development Tools (Workflow)

Platform as a Service (PaaS)
- Smartphone Apps for mobile access
- Bot Framework for collaboration platforms including Slack, WebEx & MS Teams
- Hosted Voice Platforms on Apeiron Cloud

Mobility
- B2B Mobile Voice & Data
- IoT application & gateway services
- Public & Private IP network services via 4G/LTE with a 5G strategy

Network Services
- Domestic SD-WAN, MPLS, & Internet access Foot-print
- LTE Network Services with API controls
- Mobile Network Communications strategy

apeiron


Apeiron Revenues
$138K
$1.0M
$1.6M
$2.2M
$2.7M
2014
2015
2016
2017
2018

Apeiron Valuation

Transactional Comparatives (valuations between 2.3 to 19 times revenue):

- Twilio – IPO in 2016 - current market cap about $18.7B on about $650M in annual revenue: **19.3x Price to Sales**
- Nexmo – acquired by Vonage in 2016 for $230M on about $32M in annual revenue: **7.2x Price to Sales**
- Telesign – acquired by BICs in 2017 for $230M on about $100M in annual revenue: **2.3x Price to Sales**
- Wavecell – acquired by 8x8 in 2019 for $125M on about $30M in annual revenue: **4x Price to Sales**

HAYDEN IR

Investor Relations Contacts: Hayden IR
Brett Maas: (646) 536-7331
brett@haydenir.com
Website: www.haydenir.com

Sean McEwen, KonaTel
Chairman and CEO
13601 Preston Road, Suite E816
Dallas, TX 75240
sean@konatel.com

Web Site:
http://www.konatel.com/

Rev. 07/25/2019

Lifeline Business

Lifeline provides subsidized phone service to millions of qualifying low-income households.

- Part of the FCC's Universal Service Fund; Fully funded by fees collected on U.S. phone bills, not through the general fund (i.e., taxes)
- One of only 12 active FCC approved wireless compliance plan holders, creating a durable barrier to entry; No new FCC wireless Compliance Plan (license) approvals since 2012
- Generates significant and predictable free cash flow
- A revenue stream (hedge) less resistant to economic downturns

California

- FCC pays a monthly subsidy of $9.25 per line
- California pays an additional monthly subsidy of $14.85 per line
- California pays a one-time activation subsidy averaging $21 per line
- Monthly network cost is $4 per line

Oklahoma (Tribal Areas)

- FCC pays a monthly subsidy of $9.25 per line
- For recipients living on tribal lands, the FCC pays an additional monthly subsidy of $25 per line
- Monthly network cost is $7 per line

Lifeline Growth Strategy

- Co-Payments – Lifeline+ trademark
- Current States – GA, KY, MD, NV, OK, SC, VT, WI
- State Expansion – California Priority, Other States to Follow
- Revenue Generating Smartphone Apps
- Low-Income Credit Cards
- SMS Marketing
- Market Access to Lifeline Customer Base
- Synergistic with Apeiron



Senior Management



Sean McEwen, Chairman/CEO KonaTel

- Founded KonaTel in 2014
- 36 years of software / telecom experience
- From 2011 TO 2013, consulted with various telecom carriers in the U.S., Peru, Croatia and China markets
- In 1983, Co-founded Online Data Corp (subsequently TriTech Software Systems), developed the modern day 9-1-1 system



Josh Ploude, CEO Apeiron

- Founded Apeiron Systems in 2014, 2019 annual revenue growing to $6 million, merged with KonaTel in 2019.
- Previously, spent six years at TNCI, a national CLEC, IP Network Provider and reseller of voice and data communications
- Founded Ethos Communications in 2006, a provider of next generation voice and IP network engineering, OSS, software, systems and business development consultation to CLECs, ISPs, ITSPs, CAPs, and others
- 18 years telecom/software experience



Chuck Schneider, CEO Infiniti Mobile

- Founded CS Agency in 2014, a national telecom consulting and sales distribution company specializing in the distribution of prepaid and Lifeline mobile services. Merged with KonaTel in 2016.
- Over 30 years of telecommunications operation and sales management experience at Fortune 500, mid-size and start-up telecom companies, some of which include Allnet/Frontier Communications, BullsEye Telecom, CMC Telecom and dPi Teleconnect